UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AMB Property, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3285362
(State of Organization)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1	94111
San Francisco, California	(Zip Code)
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
6.75% Medium-Term Notes due 2011	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-68283
(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     A complete description of the 6.75% Medium-Term Notes due 2011, which are to be registered hereunder, is contained in Pricing Supplement No. 8 dated August 30, 2001 and under the caption “Description of Notes” in the Prospectus Supplement dated August 15, 2000 to the Prospectus dated December 17, 1998, forming a part of the Form S-3 Registration Statements (File Nos. 333-68283) (the “Registration Statement”) of AMB Property, L.P., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
Item 2. Exhibits.
     The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit
Number	Exhibit

4.1	Indenture dated as of June 30, 1998, by and among AMB Property, L.P., AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of AMB Property Corporation’s Current Report on Form 8-K filed on August 10, 2006).

4.2	First Supplemental Indenture dated as of June 30, 1998 by and among AMB Property, L.P., AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.2 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-49163)).

4.3	Second Supplemental Indenture dated as of June 30, 1998 by and among AMB Property, L.P., AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.3 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-49163)).

4.4	Third Supplemental Indenture dated as of June 30, 1998 by and among AMB Property, L.P., AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.4 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-49163)).

4.5	Fourth Supplemental Indenture dated as of August 15, 2000 by and among AMB Property, L.P., AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of AMB Property Corporation’s Current Report on Form 8-K/A filed on November 16, 2000).

4.6	$25,000,000 6.75% Fixed Rate Note No. 10 dated September 6, 2001, attaching Parent Guarantee (incorporated by reference to Exhibit 4.1 to AMB Property Corporation’s Current Report on Form 8-K filed on September 18, 2001 and also incorporated by reference to Exhibit 4.1 of AMB Property, L.P.’s Current Report on Form 8-K filed on September 18, 2001).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMB Property, L.P.
By: AMB Property Corporation, its general partner

	By:	/s/ Hamid R. Moghadam Hamid R. Moghadam
Chairman of the Board and Chief Executive Officer

Dated: June 1, 2011